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                                                                     EXHIBIT 5.1

                                              Hunton & Williams LLP
                                              Bank of America Plaza
                                              Suite 3500
                                              101 South Tryon Street
                                              Charlotte, North Carolina 28280


                                              Tel  704 o 378 o 4700
                                              Fax  704 o 378 o 4890





                                              File No: 53806.4



June 1, 2004





Board of Directors
Koger Equity, Inc.
225 NE Mizner Boulevard, Suite 200
Boca Raton, Florida 33432


              Koger Equity, Inc. Registration Statement on Form S-3 $500,000,000 of Common Stock, Preferred Stock and Debt Securities

Ladies and Gentlemen:

We have acted as counsel to Koger Equity, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, registration number 333-______ (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the issuance and sale of debt securities of the Company (the "Debt Securities"), shares of the Company's common stock, $.01 par value per share (the "Common Stock") and shares of the Company's preferred stock, no par value, in one or more series (the "Preferred Stock" and, together with the Debt Securities and the Common Stock, the "Offered Securities"), to be offered from time to time, having an aggregate maximum public offering price not to exceed $500,000,000, as described in the Registration Statement and on terms to be determined at the time of the offering.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinion expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons,

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Board of Directors
Koger Equity, Inc.
June 1, 2004
Page 2


the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Company is duly incorporated and is validly existing under and by virtue of the laws of the State of Florida and is in good standing with the Department of State of the State of Florida.

         2. When the terms of any Offered Securities have been authorized by appropriate action of the Company, and, in the case of the Debt Securities, have been duly executed, authenticated and delivered in accordance with the applicable indenture, and have been issued and sold as described in the Registration Statement, the Prospectus included therein and any applicable Prospectus Supplement, then the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock) will be validly issued, fully paid and non-assessable and (to the extent consisting of Debt Securities) will be validly authorized and issued and binding obligations of the Company.

In expressing the opinions set forth above, we have assumed that (i) the Offered Securities will not be issued in violation of any restriction or limitation contained in the Company's Amended and Restated Articles of Incorporation, as amended, and (ii) upon issuance of any Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock), the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under its Amended and Restated Articles of Incorporation, as amended.

The foregoing opinion is limited to the laws of the State of Florida, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Florida, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Florida, we do not express any opinion on such matter.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Other Matters --

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Board of Directors
Koger Equity, Inc.
June 1, 2004
Page 3


Legal" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.



                                                Very truly yours,




                                                /s/ Hunton & Williams LLP